Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-3 of AGL Resources Inc. of our report dated February 4, 2010 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of AGL Resources Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

August 17, 2010